Exhibit 5

                   AMENDMENT TO THE PRINCIPAL UNDERWRITING AND
                        ADMINISTRATIVE SERVICES AGREEMENT

         Pursuant to Paragraph 11 of the Principal Underwriting and Administrative Services Agreement (the "Agreement") by and between TIAA-CREF Individual & Institutional Services, Inc. ("Services") and the College Retirement Equities Fund ("CREF"), dated December 17, 1991, as thereafter amended, and pursuant to resolution of a majority of the Trustees of CREF, including a majority of Trustees who are not parties to the Agreement or "interested persons" (as that term is defined in the Investment Company Act of 1940) of any such party to the Agreement and have no direct or indirect financial interest in the operation of CREF's distribution financing arrangement ("Plan") or in any agreements related to the Plan, the parties to the Agreement mutually agree that the Agreement shall be amended as set forth below, and approve the Agreement as so amended effective upon execution of this amendment by each party to the Agreement.

         1. The second "Whereas" clause of the Agreement is amended to read as follows:

         WHEREAS, CREF is registered as an open-end management investment company under the Investment Company Act of 1940 ("1940 Act"), and currently consists of eight investment portfolios (the "Accounts"): the Stock Account, the Money Market Account, the Bond Market Account, the Social Choice Account, the Global Equities Account, the Equity Index Account, the Growth Account and the Inflation-Linked Bond Account, and may consist of additional investment portfolios in the future.

         IN WITNESS WHEREOF, CREF and Services have caused this Amendment to the Agreement to be executed in their names and on their behalf and under their trust and corporate seals as of this 15th day of April, 1998 by and through their duly authorized officers effective as provided above.


(SEAL)                                    COLLEGE RETIREMENT EQUITIES FUND
ATTEST:

/s/ STEWART P. GREENE                     By: /s/ PETER C. CLAPMAN
---------------------------                  -----------------------------------
    Stewart P. Greene                             Peter C. Clapman
                                                  Title: Senior Vice President
                                                  and Chief Counsel,
                                                  Investments

(SEAL)                                    TIAA-CREF INDIVIDUAL &
ATTEST:                                   INSTITUTIONAL SERVICES, INC.


/s/ STEWART P. GREENE                     By: /s/ LISA SNOW
---------------------------                  -----------------------------------
    Stewart P. Greene                             Lisa Snow
                                                  Title: Secretary